Exhibit 99.1

T-MOBILE AGREES TO SELL $1.0 BILLION 4.500% SENIOR NOTES DUE 2026 AND $1.5 BILLION 4.750% SENIOR NOTES DUE 2028

BELLEVUE, Wash.—(BUSINESS WIRE)— T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc. (“T-Mobile USA”), a wholly-owned subsidiary, has agreed to sell $1.0 billion aggregate principal amount of 4.500% Senior Notes due 2026 (the “2026 notes”) and $1.5 billion aggregate principal amount of 4.750% Senior Notes due 2028 (the “2028 notes” and together with the 2026 notes, the “notes”) in a registered public offering. The offering of the notes is scheduled to close on January 25, 2018, subject to satisfaction of customary closing conditions.

T-Mobile intends to use the net proceeds from the offering of the notes to redeem up to $1.75 billion in aggregate principal amount of T-Mobile USA’s 6.625% senior notes due 2023 and up to $600 million in aggregate principal amount of T-Mobile USA’s 6.836% senior notes due 2023, with the balance to be used for general corporate purposes, including partial paydown of borrowings under T-Mobile USA’s revolving credit facilities.

Deutsche Bank Securities Inc., Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are the joint book-running managers for the offering of the notes.

T-Mobile also announced today that Deutsche Telekom AG (“DT”), T-Mobile’s majority stockholder, has agreed to purchase $1.0 billion aggregate principal amount of 4.500% Senior Notes due 2026 and $1.5 billion aggregate principal amount of 4.750% Senior Notes due 2028 (collectively, the “DT notes”) directly from T-Mobile USA in a private placement with no underwriting discount. The DT notes are scheduled to be issued on or about April 30, 2018, subject to satisfaction of customary closing conditions. The DT notes will have substantially the same terms and conditions as each of the 2026 notes and 2028 notes, as applicable, other than issue date, issue price, registration rights and CUSIP. The DT notes will be issued under separate supplemental indentures and will each constitute a separate series from the notes for all purposes, including voting.

T-Mobile intends to use the net proceeds from the DT notes to refinance existing debt, including $2.5 billion in aggregate principal amount of its redeemable notes held by DT.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of the notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer will file with the SEC for more complete information about the Issuer and the offering of the notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering of the notes will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by telephone at (800) 503-4611 or by email at prospectus.cpdg@db.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717,

Email: Barclaysprospectus@broadridge.com, Telephone: (888) 603-5847; J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: Syndicate Desk, Telephone 800-245-8812.; or Morgan Stanley & Co. LLC, Attention: Prospectus Department; 180 Varick Street, New York, NY 10014, by telephone at (866) 718-1649, or by email at prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and the DT notes and statements regarding the intended use of proceeds from the offering of the notes and the DT notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions, difficulties in executing the offering of the notes and the DT notes and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Press Contact:

Media Relations

T-Mobile US, Inc.

mediarelations@t-mobile.com

http://newsroom.t-mobile.com

or

Investor Relations Contact:

Nils Paellmann

T-Mobile US, Inc.

877-281-TMUS or 212-358-3210

investor.relations@t-mobile.com

http://investor.t-mobile.com

Source: T-Mobile US, Inc.